Exhibit 3.58.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

VENTAS SUN LLC

This Limited Liability Company Agreement (this “Agreement”) of VENTAS SUN LLC, is entered into as of March 21, 2005, by Ventas Realty, Limited Partnership, a Delaware limited partnership, as the sole member (the “Member”).  Capitalized terms used and not otherwise defined herein have the meanings set forth on Exhibit B hereto,

The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

1.             Construction.

1.1.         Definitions.  When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 21, 2005, as amended or amended and restated from time to time.

“Company” means Ventas Sun LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.  “Controlling” and “Controlled” shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 9.

“Directors” means the Persons elected to the Board of Directors from time to time by the Member.  A Director is hereby designated as a “manager” of the Company within the meaning of Section 18 101(10) of the Act.

“Member” has the meaning set forth in the preamble.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with this Agreement or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 8.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

1.2.         Rules of Construction.  Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

2.             Name.  The name of the limited liability company formed hereby is Ventas Sun LLC (the “Company”).

3.             Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which Limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

4.             Registered Office.  The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

5.             Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company.

6.             Member.  The name and the business address of the Member is as follows:

Name	Address
Ventas Realty, Limited Partnership	10350 Ormsby Park Place, Suite 300 Louisville, Kentucky 40223

7.             Management and Powers.

7.1.         Board of Directors.  The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors designated by the Member, The Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board.  The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors.  The initial number of Directors shall be three.  Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal.  The initial Directors designated by the Member are Richard A. Schweinhart, Brian K. Wood and T. Richard Riney.

7.2.         Powers.  The Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  The Board of Directors has the authority to bind the Company.

7.3.         Meeting of the Board of Directors.  The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by any Officer on not less than one day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by any Officer in like manner and with like notice upon the written request of any one or more of the Directors.

7.4.         Quorum: Acts of the Board.  At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

7.5.         Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

7.6.         Committees of Directors.

7.6.1.      The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

7.6.2.      In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

7.6.3.      Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

7.7.         Compensation of Directors; Expenses.  The Board shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

7.8.         Removal of Directors.  Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

7.9.         Directors as Agents.  To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.

8.             Officers.

8.1.         Officers.  The initial Officers of the Company shall be designated by the Member.  The additional or successor Officers of the Company shall be chosen by the Board and may consist of a President, a Secretary and a Treasurer.  The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board.  The Officers of the Company shall hold office until their successors are chosen and qualified.  Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.  The initial Officers of the Company designated by the Member are listed on Schedule A hereto.

8.2.         President.  The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.  The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed; (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 8.3.

8.3.         Vice President.  In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

8.4.         Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

8.5.         Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

8.6.         Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, the actions of the Officers taken in accordance with such powers shall bind the Company.

8.7.         Duties of Board and Officers.  Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

9.             Exculpation and Indemnification.

9.1.         Exculpation.  Neither the Member nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

9.2.         Indemnity.  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any Loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 9 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 9 shall be payable from amounts allocable to any other Person pursuant to the Agreement.

9.3.         Advances.  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 9.

9.4.         Reliance by Covered Persons.  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

9.5.         Other.  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.  The foregoing provisions of this Section 9 shall survive any termination of this Agreement,

10.          Certificates.  Dana L. Redburg (an employee of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, counsel to the Member), is hereby designated as an “authorized person”, within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Delaware Secretary of State.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Board of Directors thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act.  The Board of Directors or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Massachusetts and in any other jurisdiction in which the Company may wish to conduct business.

11.          Dissolution.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the bankruptcy or dissolution of the Member, (c) the occurrence of any other event that terminates the continued membership of the Member in the Company, or (d) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

12.          Capital Contributions.  The Member has contributed One Thousand ($1,000) Dollars and no other property, to the Company.

13.          Additional Contributions.  The Member is not required to make any additional capital contribution to the Company.

14.          Allocation of Profits and Losses.  All of the Company’s profits and losses shall be allocated to the Member.

15.          Distributions.  All distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

16.          Assignments.  The Member may freely assign its limited liability company interest, whether in whole or in part.

17.          Resignation.  The Member may not resign from the Company.

18.          Limited Liability.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Director of the Company.

19.          Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the day first above written.

MEMBER:

VENTAS REALTY, LIMITED PARTNERSHIP, a
Delaware limited liability company

By:	Ventas, Inc., a Delaware corporation, its sole
General Partner

	By:	/s/ T. Richard Riney
		Name:	T. Richard Riney
		Title:	Executive Vice President, General
Counsel and Secretary

COMPANY:

VENTAS SUN LLC, a Delaware limited liability company

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President, General
Counsel and Secretary

EXHIBIT A

OFFICERS OF VENTAS SUN LLC

Name	Office

Richard A. Schweinhart	President and Chief Executive Officer

T. Richard Riney	Executive Vice President, General Counsel and Corporate Secretary

K. Travis George	Vice President and Principal Accounting Officer

Brian K. Wood	Vice President, Treasurer and Assistant Secretary

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